Exhibit 99(i)

Press Release
From
J. W. Mays, Inc.
Publicity Department
9 Bond Street
Brooklyn, NY 11201

718 624 7400

J. W. MAYS, INC.

REPORTS ON OPERATIONS

FOR THREE MONTHS ENDED OCTOBER 31, 2023

J. W. Mays, Inc. today reported its financial results for the three months ended October 31, 2023.

Revenues from Operations for the three months ended October 31, 2023 were $5,323,801 compared to revenues of $5,769,734 in the comparable 2022 three-month period.

Net loss from Operations for the three months ended October 31, 2023 was ($192,544), or ($.10) per share, compared to net income from Operations of $59,517, or $.03 per share, in the comparable 2022 three-month period.

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Dated: December 6, 2023